Exhibit 15.1

RAIT Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim consolidated financial information of RAIT Financial Trust and subsidiaries for the three month periods ended March 31, 2010 and 2009, as indicated in our report dated May 7, 2010 (except Notes 5 and 14, as to which the date is November 5, 2010); for the three and six month periods ended June 30, 2010 and 2009, as indicated in our report dated August 6, 2010 (except for Notes 5 and 14, as to which the date is November 5, 2010); and for the three and nine month periods ended September 30, 2010 and 2009, as indicated in our report dated November 5, 2010; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in Item 1 for the three and nine month periods ended September 30, 2010 and 2009, and in Item 5 for three month periods ended March 31, 2010 and 2009 and the three and six month periods ended June 30, 2010 and 2009 of your Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 are incorporated by reference in Registration Statements of RAIT Financial Trust on Form S-3 (File No. 333-166065, effective on May 7, 2010; File No. 333-152351, effective on August 6, 2008; File No. 333-149340, effective on March 13, 2008; File No. 333-144603, effective on July 16, 2007 and post effective amendment effective April 25, 2008) and Form S-8 (File No. 333-151627, effective June 13, 2008; File No. 333-125480, effective on June 3, 2005; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of a Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
November 5, 2010